UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of Inland Residential Properties Trust, Inc. (the “Company”) was originally convened on November 27, 2018. The annual meeting was adjourned to solicit additional proxies in favor of Proposal No. 3, approval of a plan of liquidation and dissolution of the Company, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto (the “Plan of Liquidation”). The annual meeting was reconvened on December 18, 2018. Of the 2,159,621 shares outstanding as of the record date for the annual meeting, a total of 1,250,206 shares (approximately 57.9%) were present in person or by proxy at the reconvened annual meeting.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2018, the Company’s stockholders approved Proposal Nos. 1, 2, and 4 on November 27, 2018. The voting results for Proposal Nos. 1, 2, and 4 were reported in that Current Report on Form 8-K. The only proposal voted on by the stockholders of the Company at the reconvened annual meeting held on December 18, 2018 was Proposal No. 3, approval of the Plan of Liquidation. The full results of the matter voted on at the annual meeting are set forth below:

Proposal No. 3 – Plan of Liquidation

At the reconvened annual meeting, the Company’s stockholders approved Proposal No. 3, the Plan of Liquidation. This proposal received the votes set forth in the table below:

Votes For	Votes Against	Abstention
1,128,514	55,617	66,075

There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	December 20, 2018	By:	/s/ Mitchell A. Sabshon
		Name:	Mitchell A. Sabshon
		Title	President and Chief Executive Officer